EXHIBIT 19

                            VOTING TRUST AGREEMENT

                            RELATING TO SHARES OF

                       CHAMPION HEALTHCARE CORPORATION

                    THIS VOTING TRUST AGREEMENT (the "Agreement") is made and entered into as of August 31, 1995, by and among Sprout Capital VI, L.P., a Delaware limited partnership ("Sprout VI"), Sprout Growth, L.P., a Delaware limited partnership ("Growth"), Sprout Growth II, L.P., a Delaware limited partnership ("Growth II"), DLJ Venture Capital Fund II, L.P., a Delaware limited partnership ("DLJ II"), DLJ Capital Corporation, a Delaware corporaton ("DLJCC"), DLJ First ESC L.L.C., a Delaware limited liability company ("ESC"), Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation ("DLJSC"), Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation ("DLJ"), and First Interstate Bank of California, as trustee (together with its successors in such capacity, the "Trustee").

                    WHEREAS, the parties hereto desire to record their arrangements with respect to securities of Champion Healthcare Corporation, a corporation organized under the laws of the state of Delaware, whose principal offices are located at 14340 Torrey Chase, Suite 320, Houston, Texas 77014 (the "Corporation").

                    NOW, THEREFORE, the parties hereto agree as follows:

                    1.   Certain Definitions.  In this Agreement:

                    (a) "Control Affiliate" means The Equitable or any person or entity controlling, controlled by or under common control with, directly or indirectly, The
          Equitable.

                    (b) "DLJ" means Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation, and its successors.

                    (c) "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation, and its successors.

                    (d) "DLJ Affiliate" means any person or entity who is a Control Affiliate, Employee Affiliate or Other
          Affiliate.

                    (e) "Employee Affiliate" means any person who is a director or employee of DLJ or any of its subsidiaries or who is employed by (or who is the spouse, relative or relative of a spouse, in each case residing in the home of a person employed by) a Control Affiliate.

                    (f)  "Exchange Act" means the Securities
          Exchange Act of 1934, as amended.

                    (g)  "Holder" means from time to time, any
          person or entity for whom Shares are held hereunder by the Trustee.

                    (h)  "Initial DLJ Holders" means Sprout VI,
          Growth, Growth II, DLJ II, DLJCC, ESC and DLJSC.

                    (i)  "Majority Holders" means from time to
          time, Holders of Trust Certificates representing at least 50% of the Shares then deposited hereunder.

                    (j)  "Other Affiliate" means any person or
          entity which has a substantial business relationship with a Control Affiliate and which is not itself a Control
          Affiliate.

                    (k) "Securities Act" means the Securities Act of 1933, as amended.

                    (l)  "Shares" means (i) all shares of the
          voting capital stock (of any class) of the Corporation which may be delivered to the Trustee from time to time under this Agreement, and (ii) to the extent applicable, and unless the context otherwise requires, all securities convertible into, exchangeable for, or carrying the right to acquire, voting capital stock (of any class) of the Corporation or subscriptions, warrants, options, rights or other arrangements obligating the Corporation to issue or dispose of any of its shares of the voting capital stock (of any class) or any ownership interest therein, which securities may be delivered to the Trustee from time to time under this Agreement.

                    (m)  "The Equitable" means The Equitable
          Companies Incorporated and its successors.

                    2.   Deposit.

                    (a)  Each of the Initial DLJ Holders hereby
          assigns and delivers or has caused to be assigned and delivered to the Trustee to be held pursuant to this Agreement the number of Shares set forth opposite its name on Schedule A attached hereto (the "Initial Deposit"). Such Shares constitute all of the Shares owned as of the date hereof by DLJ or any DLJ Affiliate other than 10,278 shares of Series D Cumulative Convertible Preferred Stock of the Corporation, $.01 par value per share, and warrants to purchase 5,550 shares of common stock of the Corporation, $.01 par value per share (the "Common Stock"), held of record as of the date hereof by certain employees of DLJSC. Subject to the provisions of Section 2(b) below, DLJ shall assign and deliver or cause to be assigned and delivered to the Trustee all Shares owned by any DLJ Affiliate or acquired by any DLJ Affiliate at any time in excess of five percent (5%) in the aggregate of the total number of shares of the voting capital stock (of any class) of the Corporation at any time outstanding. Each person for whom Shares are held from time to time by the Trustee hereunder shall be a Holder and shall be bound by all the provisions of this Agreement applicable to Holders.

                    (b) For purposes of determining whether more than five percent (5%) in the aggregate of the total number of shares of the voting capital stock (of any class) of the Corporation at any time outstanding are owned by DLJ Affiliates, there shall be excluded, and no deposit of shares shall be required hereunder as a consequence of, any shares:

                         (i)  held by DLJSC or any other Control
               Affiliate which is registered as a broker-dealer under the Exchange Act if such shares are held in connection with its normal trading activities as a broker-dealer; provided, however, that DLJSC or such other Control Affiliate will not vote such shares,

                         (ii) held by DLJSC or any other Control
               Affiliate which is a registered broker-dealer under the Exchange Act, if such shares are held in a syndicate or trading account and were acquired in its capacity as an underwriter or placement agent whether in an offering registered under the Securities Act or otherwise; provided, however, that DLJSC or such other Control Affiliate will not vote such shares,

                         (iii) held by DLJSC for the account of any
               person or entity other than a Control Affiliate or Employee Affiliate or in the name of a customer account, which customer is a person or entity other than a Control Affiliate or an Employee Affiliate; provided, however, that DLJSC may vote the shares only when instructed by the beneficial owner thereof or as otherwise permitted under the rules of the New York Stock Exchange,

                         (iv) held in an investment advisory
               account as to which a Control Affiliate is an investment advisor, the assets of which account are not owned by a Control Affiliate, or

                         (v)  held by an Employee Affiliate other
               than a person holding the position of Senior Vice President or above (or performing the comparable function) of DLJ or any of its subsidiaries or held by an Other Affiliate, unless in either case a contract or other arrangement (other than this Agreement) regarding the voting of such Shares exists between such Employee Affiliate or Other Affiliate and any Control Affiliate.

                    3.   Transfer on Books of Corporation.  The
          Trustee shall, to the extent applicable, cause all Shares transferred to or deposited with it in its capacity as Trustee hereunder to be transferred to it as Trustee on the books of the Corporation and will issue and deliver to each Holder a Voting Trust Certificate (a "Trust Certificate") for the number of Shares so transferred to the Trustee.

                    4.   Form.  Trust Certificates shall be in
          substantially the following form (with such modifications as may be appropriate if the applicable Trust Certificate represents rights or other arrangements with respect to the voting stock defined as "Shares"):

               THE TRANSFER OF THIS VOTING TRUST CERTIFICATE IS SUBJECT TO TERMS AND CONDITIONS SET FORTH IN THE VOTING TRUST AGREEMENT DATED AS OF AUGUST 31, 1995, A COPY OF WHICH HAS BEEN FILED IN THE REGISTERED OFFICE IN THE STATE OF DELAWARE OF CHAMPION HEALTHCARE CORPORATION, A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE (THE "CORPORATION"). SUCH COPY IS OPEN TO INSPECTION DAILY DURING BUSINESS HOURS BY ANY STOCKHOLDER OF THE CORPORATION OR ANY BENEFICIARY OF THE VOTING TRUST CREATED PURSUANT TO SUCH VOTING TRUST AGREEMENT.

                       CHAMPION HEALTHCARE CORPORATION
                           VOTING TRUST CERTIFICATE

          Certificate No.          No. of: Common Stock
          ______
                                           Warrants
          ______
                                           Series A Convertible
                                             Preferred Stock______
                                           Series A-1 Convertible
                                             Preferred Stock______
                                           Series BB Convertible
                                             Preferred Stock______
                                           Series C Convertible
                                             Preferred Stock______
                                           Series D Convertible
                                             Preferred Stock______
                                          [Other Security, if
                                             applicable]    ______

                    This certifies that [               ]
          ("Holder") has transferred to the undersigned Trustee or is otherwise the beneficial owner of the above-stated number of shares of Common Stock, $.01 par value per share, of Champion Healthcare Corporation, a corporation organized under the laws of the State of Delaware (the "Corporation"), warrants to purchase Common Stock, shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation, shares of Series A-1 Convertible Preferred Stock, par value $.01 per share, of the Corporation, shares of Series BB Cumulative Convertible Preferred Stock, par value $.01 per share, of the Corporation, shares of Series C Cumulative Convertible Preferred Stock, par value $.01 per share, of the Corporation and shares of Series D Cumulative Convertible Preferred Stock, par value $.01 per share, of the Corporation [insert description of any other security of the Corporation that is at the time in question deposited with the Trustee under the Voting Trust Agreement] to be held by the Trustee pursuant to the terms of the Voting Trust Agreement dated as of August 31, 1995 (the "Voting Trust Agreement"), a copy of which agreement has been delivered to the above-named Holder and filed in the registered office of the Corporation in the State of Delaware. The Holder, or his registered assigns, will be entitled (i) to receive payments equal to any and all cash dividends collected by the Trustee on the above-stated number of shares, (ii) to receive all other dividends or distributions except to the extent that property received is required to be deposited in the trust created by the Voting Trust Agreement, (iii) to the delivery of a certificate or certificates for that number of Shares (as adjusted to reflect any conversions or exercises) on the termination of the Voting Trust Agreement, in accordance with its provisions.

                    This Voting Trust Certificate is transferable on the books maintained by the Trustee at the principal office of the Trustee by the Holder hereof, in person or by duly authorized attorney, and upon surrender hereof; and until so transferred the Trustee may treat the registered Holder hereof as the absolute owner hereof for all purposes.

                    The Holder, by the acceptance of this Voting
          Trust Certificate, agrees to be bound by all of the provisions of the Voting Trust Agreement as fully as if its terms were set forth in this Voting Trust
          Certificate.

                    EXECUTED this       day of            ,

                                   First Interstate Bank
                                      of California, Trustee

                                   By:

                                   Name:
                                   Title:
                                                  "Trustee"


                    [Form of Assignment for Reverse of Voting Trust

                                 Certificate]

                    For value received,                 hereby
          sells, assigns, and transfers unto                 the
          within Voting Trust Certificate to the extent relating to [describe securities which are intended to be subject to such sale, assignment or transfer] and all rights and interests represented thereby with respect to such [describe securities], and does hereby irrevocably
          constitute and appoint                 attorney to
          transfer such Voting Trust Certificate on the books of the within-named Trustee with full power of substitution in the premises.

                    Date:

                    Signed:

                    5. Additional Trust Certificates. Any person may at any time deposit with the Trustee additional certificates for Shares and thereby become a Holder hereunder. Any DLJ Affiliate acquiring Shares shall, if required under this Agreement, become a Holder by
          (a) depositing, or causing to be deposited, certificates for Shares, duly endorsed for transfer, with the Trustee and (b) accepting a Voting Trust Certificate in respect of such Shares.

                    6. Voting; Powers. At all times prior to the termination of the voting trust created herein, the Trustee shall have the exclusive right to vote the Shares, or give written consent, in person or by proxy, at all meetings of stockholders of the Corporation, and in all proceedings in which the vote or consent, written or otherwise, of the holders of Shares may be required or authorized by law. The Trustee is hereby expressly empowered, authorized and directed to enter into the Stockholders Agreement (as defined below).

                    The Trustee shall vote all Shares in accordance with this Agreement and to effect the agreements contained in that certain Stockholders Agreement (the "Stockholders Agreement") dated December 31, 1993, as amended, among the Corporation and the stockholders listed therein. With respect to the designation by the Series B Purchasers and the Series C Purchasers (each as defined in the Stockholders Agreement) of (i) the Olympus Nominee (as defined in the Stockholders Agreement) pursuant to Section 2.1(b)(i) of the Stockholders Agreement and (ii) the B and C Nominee (as defined in the Stockholders Agreement) pursuant to Section 2.1(b)(ii) of the Stockholders Agreement, the Trustee shall vote the shares of Series BB Cumulative Convertible Preferred Stock, par value $.01 per share, of the Corporation ("Series BB") and Series C Cumulative Convertible Preferred Stock, par value $.01 per share, of the Corporation ("Series C") held by it in the same manner in which a majority of the shares of Series BB and Series C (other than the shares of Series BB and Series C held by the Voting Trustee) are voted with respect to such designation. Subject to the foregoing two sentences, the Trustee shall have full power and authority, and it is hereby empowered and authorized, to vote the Shares as in its sole judgment it believes to be in the best interests of the stockholders of the Corporation generally, it being understood that the Trustee will exercise its independent judgment in determining the best interests of the stockholders of the Corporation, and to do any and all other things and take any and all other actions as fully as any stockholder of the Corporation might do if personally present at a meeting of the stockholders of the Corporation, or otherwise. In accordance with the Stockholders Agreement, Sprout VI, Growth, Growth II, DLJ II and DLJCC have the right to nominate one director of the Corporation who may be a DLJ Affiliate. Notwithstanding anything herein or in the Stockholders Agreement to the contrary, the Trustee shall vote the Shares (and use its power or right, if any, to designate or remove directors of the Corporation) to prevent the election of more than one DLJ Affiliate as a director of the Corporation. The duties of the Trustee under this Agreement shall include exercising reasonable effort under this Agreement in a manner that ensures that no DLJ Affiliate exercises control over the Corporation. DLJ shall promptly provide to the Trustee from time to time such information as is reasonably necessary (including certificates and/or other documents) in order to enable the Trustee to carry out the foregoing obligations.

                    7.   Dividends.  If the Corporation pays or
          issues dividends or makes other distributions on the Shares, the Trustee shall accept and receive such dividends and distributions. Upon receipt of dividends and distributions the same shall be prorated among the Holders in accordance with their interests and, subject to the next sentence, the amount shall be distributed immediately pursuant to transfer instructions set forth on Exhibit B attached hereto. If the dividend or distribution is in Shares, such Shares shall be held by the Trustee under the voting trust created herein and new Trust Certificates representing the Shares received shall be issued to the Holders. Holders entitled to receive such dividends or distributions, or Trust Certificates in respect thereof, described in this Section 7 shall be those Holders registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Corporation for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions. The Trustee may, if reasonably required in connection with any payment or distribution hereunder to a Holder, call for IRS Form W-9 or other appropriate documentation from such Holder as a condition to making such payment or distribution without deduction on account of withholding taxes.

                    8.   Termination.  The voting trust created
          herein shall terminate on the earlier to occur of:

                    (a)  ten years from the date hereof;

                    (b)  The written election of DLJ or the
                         Majority Holders, but only if prior to the time such notice is given:

                              (i)  DLJ shall have received an
                         opinion of independent nationally
                         recognized counsel satisfactory to DLJ,
                         who are experts in matters involving the Federal securities law, that, immediately after such termination, neither DLJ nor DLJSC will be an "affiliate" of the Corporation within the meaning of Rule 144 under the Securities Act; and

                              (ii)  the Trustee shall have received
                         a certificate of an officer of DLJ
                         certifying to compliance with clause (i) above, together with a copy of the opinion called for by such paragraph; or

                    (c)  transfer of all of the Shares in
                         accordance with Section 9.

          Subject to DLJ's acceptance of the opinion of counsel described in Section 8(b) above, an election pursuant to
          Section 8(b) shall be effective upon delivery of notice thereof to the Trustee.

                    Upon the termination of the voting trust herein created, the Holders shall surrender their Trust Certificates to the Trustee, and the Trustee shall deliver by first class mail to the Holders certificates for Shares, properly endorsed for transfer (to the extent possible), equivalent to the number of Shares represented by the respective Trust Certificates surrendered.

                    9. Transfer. Except as provided in Sections 8 and 10 and in subsections (a), (b) and (c) of this
          Section 9, certificates for Shares may not be delivered to a Holder, a Holder's designee or any other third party prior to the termination of the voting trust created herein.

                    (a) A Holder may notify the Trustee in writing that the Holder desires to cause a certificate or certificates for Shares in which the Holder has a beneficial interest hereunder to be transferred to any person or entity only if such transfer is an Eligible Transfer as defined herein. Any person or entity that acquires Shares pursuant to an Eligible Transfer is hereinafter referred to as an "Eligible Transferee."

                    For purposes of this Section 9, an "Eligible
          Transfer" is defined as any transfer of Shares:

                         (i)  to a person who is not a DLJ
                    Affiliate;

                         (ii) to an investment advisory account as
                    to which a Control Affiliate is an investment advisor, the assets of which account are not owned by a Control Affiliate;

                         (iii) to any Employee Affiliate other than
                    a person holding the position of Senior Vice
                    President or above (or performing the
                    comparable function) of DLJ or any of its subsidiaries or to an Other Affiliate, unless in either case a contract or other arrangement (other than this Agreement) regarding the voting of such Shares exists between such Employee Affiliate or Other Affiliate and any Control Affiliate;

                         (iv) to DLJSC for the account of any
                    person or entity other than a Control Affiliate or Employee Affiliate or in the name of a customer account, which customer is a person or entity other than a Control Affiliate or an Employee Affiliate; provided, however, that DLJSC may vote the shares only when instructed by the beneficial owner thereof or as otherwise permitted under the rules of the New York Stock Exchange; or

                         (v)  by any Holder which is a limited
                    partnership (a "Limited Partnership") to a limited partner as long as such limited partner is not a Control Affiliate and as long as the Limited Partnership will be fully divested of dispositive and voting power over such Shares being transferred after such transfer.

                    Such notice shall name such Eligible Transferee and shall state (i) its mailing address, (ii) the proposed transfer date (which date shall be not less than five days after the Trustee's receipt of such notice),
          (iii) the number of Shares to be transferred and (iv) the consideration, if any, to be paid by such Eligible Transferee therefor. The notice to the Trustee shall also be accompanied by a Trust Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares to be transferred to the Eligible Transferee. On the date specified in such notice, and upon receipt by the Trustee from such Eligible Transferee of the specified consideration, if any, the Trustee shall deliver: (i) to the Eligible Transferee, a certificate for the number of Shares specified in such notice, registered in the name of the Trustee and duly endorsed for transfer, and (ii) to the Holder, (x) a Trust Certificate representing a number of Shares equal to the number of Shares represented by the surrendered Trust Certificate less the number of Shares transferred to such Eligible Transferee, and (y) the consideration, if any, received from such Eligible Transferee distributed immediately pursuant to transfer instructions set forth on Schedule B attached hereto or otherwise communicated to the Trustee in writing. Any Holder may, in connection with any Eligible Transfer and in lieu of causing the Trustee to receive the specified consideration from the Eligible Transferee, request the Trustee to release the certificates for the Shares and the Trust Certificates against certification by such Holder of receipt of the specified consideration from the Eligible Transferee.

                    (b)  A Holder or another DLJ Affiliate
          (hereinafter referred to as a "Requesting Party" for the purpose of this Section 9(b)) may request of the Trustee in writing that the Trustee transfer to such Requesting Party a certificate or certificates for Shares in which the Requesting Party has a beneficial interest hereunder; provided, however, that the Trustee shall not honor such request if after giving effect thereto the Holders and all other DLJ Affiliates will own in the aggregate in excess of five percent (5%) of the total number of shares then outstanding of the voting capital stock (of all classes) of the Corporation computed as set forth in
          Section 2(b) hereof, and provided further if the Requesting Party is not DLJ, the Trustee shall not honor such request unless DLJ consents in writing to such request. Such written request shall name such Requesting Party and shall state (i) the proposed transfer date (which date shall be not less than five days after the Trustee's receipt of such request) and (ii) the number of Shares to be transferred. The notice to the Trustee shall also be accompanied by (i) a Trust Certificate or Certificates of the Requesting Party, duly endorsed for transfer, representing not less than the number of Shares to be transferred to the Requesting Party and (ii) a certificate of an officer of the Requesting Party certifying that after giving effect to such request the Holders and all other DLJ Affiliates will own in the aggregate five percent (5%) or less of the total number of shares then outstanding of the voting capital stock (of all classes) of the Corporation, computed as set forth in Section 2(b) hereof. On the date specified in such request, and upon receipt by the Trustee from the Requesting Party of such certificates, the Trustee shall deliver to the Requesting Party a certificate for the number of Shares specified in such notice, registered in the name of the Trustee and duly endorsed for transfer.

                    (c)  A Holder may at any time direct the
          Trustee by notice in writing to transfer a certificate or certificates for Shares in which the Holder has a beneficial interest hereunder (i) to an underwriter (including DLJSC) in connection with a public offering of the Shares registered under the Securities Act or otherwise or (ii) in connection with sales made pursuant to Rule 144 under the Securities Act through a broker-dealer (including DLJSC). Such notice shall state (a) the underwriter's or broker-dealer's mailing address, (b) the proposed transfer date (which date shall not be less than five days after the Trustee's receipt of such notice), (c) the number of Shares to be transferred, and
          (d) the consideration, if any, to be paid. The notice shall also be accompanied by a certificate of an officer of the Holder certifying that the purpose of such request is being made solely for sales made in connection with a public offering of the Shares or sales made pursuant to Rule 144 under the Securities Act and a Trust Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares to be transferred. On the date specified in such notice, and upon receipt by the Trustee from such underwriter, placement agent or such other transferee of the specified consideration, if any, the Trustee shall deliver: (x) to the underwriter, placement agent or such other transferee, a certificate for the number of Shares specified in such notice, registered in the name of the Trustee and duly endorsed for transfer, and (y) to the Holder, a Trust Certificate representing a number of Shares equal to the number of Shares represented by the surrendered Trust Certificate less the number of Shares transferred to such underwriter, placement agent or such other transferee, and (z) to the Holder, the consideration, if any, received from such underwriter, placement agent or such other transferee. Such consideration shall be distributed promptly to the Holder pursuant to transfer instructions set forth on Schedule B attached hereto. Any Holder may, in connection with any such transfer and in lieu of causing the Trustee to receive the specified consideration from the underwriter or other transferee, request the Trustee to release the certificates for the Shares and the Trust Certificates against certification by such Holder of receipt of the specified consideration from the underwriter or other transferee.

                    Notwithstanding the foregoing, if the Holder intends to transfer Shares pursuant to the exercise of an over-allotment option granted to the underwriters in connection with a public offering of shares of Common Stock, the transfer date in the notice may be less than five but shall not be less than two days after the Trustee's receipt of such notice.

                    Nothing in this Section 9 or elsewhere in this Agreement shall (i) prohibit a Holder from transferring Trust Certificates in accordance with the terms of the Trust Certificates or (ii) provide a Holder with a right to transfer Shares in an amount greater than that permitted by, or in a manner inconsistent with the rights and obligations relating to share transfers contained in, the Stockholders Agreement.

                    10.  Exercise, Conversion, Exchange or
          Cancellation of Shares. The Trustee shall, upon written instruction of a Holder, submit to the Corporation for exercise, conversion, exchange or cancellation any Share in which such Holder has a beneficial interest hereunder. Such notice shall state (a) whether such Shares are to be exercised, converted, exchanged or cancelled, (b) the date on which such Shares are to be submitted to the Corporation (which date shall not be less than five days after the Trustee's receipt of such notice), (c) the number and type of Shares to be submitted to the Corporation and (d) the consideration, if any, to be received upon such exercise, conversion, exchange or cancellation from the Corporation. The notice shall be accompanied by (x) a Trust Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares of the type to be submitted to the Corporation and (y) any exercise price or other payment and any agreement, certificate or other documentation required in connection with such exercise, conversion, exchange or cancellation. On the date specified in such notice, and against receipt from the Corporation of the specified consideration, if any, the Trustee shall deliver by first class mail: (i) to the Corporation, (x) a certificate or certificates for the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer and (y) any exercise price or other payment and any agreement, certificate or other documentation delivered to the Trustee by such Holder with such notice and (ii) to the Holder, (x) a Trust Certificate representing a number of Shares equal to the number of Shares represented by the surrendered Trust Certificate or Certificates less the number of Shares submitted to the Corporation and (y) the consideration, if any, received by the Trustee pursuant to such exercise, conversion, exchange or cancellation; provided that if such consideration includes Shares, such Shares shall be held by the Trustee pursuant to this Agreement and new Trust Certificates representing such Shares shall be issued to such Holder.

                    11. Increase or Decrease in Number of Shares. In the event of an increase in the number of Shares by virtue of a stock split or a decrease in the number of Shares because of a contraction of shares or a change in the number of outstanding shares as a result of some other recapitalization in which the Corporation receives no consideration in respect of the additional or reduced number of shares, the new additional or changed number of Shares shall be held by the Trustee and new Trust Certificates representing the appropriate changed number of Shares shall be issued to Holders upon surrender of the then existing Trust Certificates.

                    12. Successor Trustee. There shall initially be one Trustee of the voting trust created herein. Upon the liquidation, dissolution, winding-up, suspension, incapacity, resignation or removal (in accordance with Section 13 below) of the initial Trustee, DLJ or the Majority Holders shall appoint a successor Trustee; provided, however, that such successor Trustee may not be a Control Affiliate, an Employee Affiliate, or an Other Affiliate unless such Other Affiliate is a bank or trust company. In the event a successor Trustee shall not have been appointed within 30 days of such removal, the Trustee may petition a court of competent jurisdiction to appoint such a successor. In the event that the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation that is a bank or trust company, the surviving or transferee corporation may become the successor Trustee upon notice to the signatories hereto but without further action by the signatories or any Holder.

                    13.  Removal/Resignation of Trustee.  (a) A
          Trustee may be removed at the instance of DLJ or the Majority Holders:

                         (i)  if it is determined by a court of
          competent jurisdiction that either (A) the Trustee has willfully and materially violated the terms of the trust created herein, or (B) the Trustee has been guilty of malfeasance, misfeasance or dereliction of duty hereunder;

                        (ii)  if the Trustee shall have commenced a
          voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall have made a general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due, or shall have taken any corporate action to authorize any of the foregoing; or

                       (iii)  if an involuntary case or other
          proceeding shall have been commenced against the Trustee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall have remained undismissed and unstayed for a period of 60 days; or an order for relief shall have been entered against the Trustee under the federal bankruptcy laws as now or hereafter in effect.

                    (b) If DLJ or the Majority Holders determine that a basis exists for removal of the Trustee under
          Section 13(a) above, they shall deliver written notice of such determination to the Trustee stating the basis for such removal.

                    (c)  The Trustee may resign its position as
          such (i) upon ten days' written notice to the signatories hereto, but only if a successor Trustee, appointed as provided for in Section 12 above, has agreed to serve as such effective upon the effectiveness of the resignation of the Trustee then acting, or (ii) in any event upon thirty days' written notice to DLJ.

                    14.  Acceptance of Trust; Trustee May Own
          Shares. The Trustee hereby accepts the trust created hereby and agrees to carry out the terms and provisions hereof, but assumes no responsibility for the management of the Corporation or for any action taken by it, by any person elected as a director of the Corporation or by the Corporation pursuant to any vote cast or consent given by the Trustee. Nothing in this Agreement shall prevent the Trustee from owning shares or options to purchase shares in its individual capacity or in any capacity other than as trustee hereunder or for any DLJ Affiliate.

                    15.  Trustee Not an Affiliate.  The Trustee
          represents that it is a bank or trust company which is not a Control Affiliate or an Employee Affiliate.

                    16.  Compensation; Expenses.  Reasonable
          expenses lawfully incurred in the administration of the Trustee's duties hereunder shall be reimbursed to it by DLJ; provided that charges in respect of any such expenses not directly attributable to the Trustee's performance of its duties hereunder shall not in any year exceed in the aggregate 4% of the total annual fees paid hereunder. During the period of its services hereunder, the Trustee shall receive from DLJ during the initial 2-year period of its services hereunder, a fee of $7,500 per annum, payable quarterly in arrears and
          (iii) thereafter, such fee as the parties may from time to time agree.

                    17.  Merger, Etc.  Upon any merger,
          consolidation, reorganization or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation pursuant to which shares of capital stock or other voting securities of another corporation are to be issued in payment or exchange for or upon conversion of Shares and other voting securities, the shares of said other corporation shall automatically be and become subject to the terms of this Agreement and be held by the Trustee hereunder in the same manner and upon the same terms as the Shares, and in such event the Trustee shall issue to the Holders that have deposited Shares with the Trustee new Trust Certificates in lieu of the old Trust Certificates for the appropriate number of shares and other voting securities of such other corporation.

                    At the request of any Holder, the Trustee may transfer, sell or exchange or join with the Holder in such transfer, sale or exchange of Shares and other voting securities in exchange for shares of another corporation, and in said event the shares and other voting securities of the other corporation received by the transferor shall be and become subject to this Agreement and be held by the Trustee hereunder in the same manner as the Shares.

                    18. Notices. All notices, reports, statements and other communications directed to the Trustee from the Corporation shall be forwarded promptly by the Trustee to DLJ and each Holder. All notices, notices of election and other communications required herein shall be given in writing by overnight courier, telegram or facsimile transmission and shall be addressed, or sent, to the appropriate addresses as set forth beneath the signature of each party hereto, or at such other address as to which notice is given in accordance with this Section 18.

                    19.  Indemnity, Etc.  The Trustee shall be
          indemnified from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claims whatsoever) (the "Indemnified Claims") arising out of or based upon this Agreement or the Stockholders Agreement, or the actions or failures to act of the Trustee hereunder or thereunder, except to the extent such loss, liability, claim, damage or expense is caused by or results from the Trustee's gross negligence or willful misconduct (as determined by a final and unappealable order of a court of competent jurisdiction). DLJ agrees that it will indemnify and hold harmless the Trustee from and against any Indemnified Claims. DLJ's obligation hereunder shall survive the transfer of all or any of the Shares from the trust, the termination of the voting trust created herein, or the resignation or removal of the Trustee.

                    The Trustee shall be entitled to the prompt reimbursement for its out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred in investigating, preparing or defending against any litigation, commenced or threatened, arising out of or based upon this Agreement or the Stockholders Agreement, or the actions or failures to act of the Trustee hereunder or thereunder, without regard to the outcome of such litigation; provided, however, that the Trustee shall be obligated to return any such reimbursement if it is subsequently determined by a final and unappealable order of a court of competent jurisdiction that the Trustee was grossly negligent or engaged in willful misconduct in the matter in question. Such expenses shall be payable by DLJ.

                    If a claim under this Section 19 is not paid in full within 30 days after a written claim has been submitted by the Trustee, the Trustee may at any time thereafter bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the Trustee shall be entitled to be paid also the expense of prosecuting such claims.

                    The Trustee is authorized and empowered to construe this Agreement and its construction of the same, made in good faith, shall be final, conclusive, and binding upon all Holders and all other parties interested. The Trustee may, in its discretion, consult with counsel to be selected and employed by it, and the reasonable fees and expenses of such counsel shall be an expense for which the Trustee is entitled to indemnity hereunder.

                    20.  Certain Calculations.  For purposes of
          Section 9 and the definition of "Majority Holders", a Holder owning a Trust Certificate representing Shares defined as such by Section 1(k)(ii) shall, in respect of such ownership, be deemed to be the Holder of a Trust Certificate representing the number of shares of Common Stock that the Trustee, acting on behalf of such Holder, may acquire, whether by conversion, subscription or otherwise, pursuant to or by reason of ownership of such Shares.

                    21.  Counterparts.  This Agreement may be
          executed in multiple counterparts all of which counterparts together shall constitute one agreement. Upon execution of this Agreement and the establishment of the voting trust created herein, the Trustee shall cause a copy of this Agreement to be filed in the registered office of the Corporation in the State of Delaware and the Agreement shall be open to inspection in the manner provided for inspection under the laws of the State of Delaware.

                    22.  Governing Law; Submission to Jurisdiction.
          Section 1 (to the extent the laws of the State of Delaware are relevant), Section 2 through Section 11, inclusive, Section 17 and Section 20 of this Agreement are intended by the parties to be governed and construed in accordance with the laws of the State of Delaware.
          Section 1 (to the extent the laws of the State of New York are relevant), Section 12 through Section 16, inclusive, Section 18, Section 19 and Section 21 through
          Section 27, inclusive, of this Agreement are intended by the parties to be governed and construed in accordance with the laws of the State of New York. Each of the Holders and the Trustee hereby submits to the nonexclusive jurisdiction of any federal court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. Each of the Holders and the Trustee irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 18 (except that process may not be served by telecopy). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                    23.  Waiver of Jury Trial.  Each of the
          Trustee, the Holders and DLJ hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

                    24. Bond. The Trustee shall not be required to provide any bond to secure the performance of its duties hereunder.

                    25.  Reliance.  The Trustee, the signatories
          hereto and each Holder acknowledge that DLJ will rely on this Agreement in complying with the Federal securities laws.

                    26.  Amendment.  This Agreement may not be
          amended in any material respect unless an opinion of independent nationally recognized counsel (which opinion and counsel shall be satisfactory to DLJ), who are experts in matters involving the Federal securities law, is issued to DLJ to the effect that, immediately after such amendment, neither DLJ nor DLJSC will be an "affiliate" of the Corporation within the meaning of Rule 144 under the Securities Act.

                    27.  Severability.  In case any provision in
          this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                    EXECUTED as of the date and year first above written.


                                 FIRST INTERSTATE BANK OF CALIFORNIA,
                                 Trustee

                                 By:/s/ Supranee Krausz
                                    Name:    Supranee Krausz
                                    Title:   Assistant Vice President

                                 Address:    707 Wilshire Boulevard
                                             W-11-2
                                             Los Angeles, California 90017
                                 Attention:  Supranee Krausz
                                 Telephone:  213-614-2408
                                 Facsimile:  213-614-2460

                                 DONALDSON, LUFKIN & JENRETTE, INC.

                                 By: /s/ Claire M. Power
                                     Name:   Claire M. Power
                                     Title:  Vice President
                                             Assistant Secretary

                                    Address:      140 Broadway
                                                  New York, New York  10005
                                   Attention:     Thomas E. Siegler
                                   Telephone:     212-504-4477
                                   Facsimile:     212-504-8216

                                 DLJ CAPITAL CORPORATION

                                 By: /s/ Richard E. Kroon
                                     Name:   Richard E. Kroon
                                     Title:  President

                                 Address:    140 Broadway
                                             New York, New York  10005
                                 Attention:  Ed Poletti
                                 Telephone:  212-504-8012
                                 Facsimile:  212-504-8106


                              SPROUT CAPITAL VI, L.P.

                              By:  DLJ CAPITAL CORPORATION,
                                   Its Managing General Partner

                              By: /s/ Richard E. Kroon
                                  Name:      Richard E. Kroon
                                  Title:     President

                                 Address:    140 Broadway
                                             New York, New York  10005
                                 Attention:  Art Zuckerman
                                 Telephone:  212-504-4866
                                 Facsimile:  212-504-3444

                              SPROUT GROWTH, L.P.

                              By:  DLJ GROWTH ASSOCIATES,
                                   Its General Partner

                              By: /s/ Richard E. Kroon
                                  Name:      Richard E. Kroon
                                  Title:     General Partner

                                 Address:    140 Broadway
                                             New York, New York  10005
                                 Attention:  Art Zuckerman
                                 Telephone:  212-504-4866
                                 Facsimile:  212-504-3444

                              SPROUT GROWTH II, L.P.

                              By:  DLJ CAPITAL CORPORATION,
                                   Its Managing General Partner

                              By/s/ Richard E. Kroon
                                  Name: Richard E. Kroon
                                  Title: President

                                 Address:    140 Broadway
                                             New York, New York  10005
                                 Attention:  Art Zuckerman
                                 Telephone:  212-504-4866
                                 Facsimile:  212-504-3444

                              DLJ VENTURE CAPITAL FUND II, L.P.

                              By:  DLJ FUND ASSOCIATES II
                                   Its General Partner

                              By: /s/ Richard E. Kroon
                                  Name:      Richard E. Kroon
                                  Title:     General Partner

                                 Address:    140 Broadway
                                             New York, New York  10005
                                 Attention:  Art Zuckerman
                                 Telephone:  212-504-8012
                                 Facsimile:  212-504-8106

                              DLJ FIRST ESC L.L.C.

                              By:  DLJ LBO PLANS MANAGEMENT CORPORATION
                                   Its Manager

                              By: /s/ Claire M. Power
                                  Name:      Claire M. Power
                                  Title:     Assistant Secretary

                                 Address:    140 Broadway
                                             New York, New York 10005
                                 Attention:  Ed Poletti
                                 Telephone:  212-504-8012
                                 Facsimile:  212-504-4991

                              DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION

                              By: /s/ Claire M. Power
                                  Name:      Claire M. Power
                                  Title:     Vice President
                                             Assistant Secretary

                                 Address:    140 Broadway
                                             New York, New York  10005
                                 Attention:  Ed Poletti
                                 Telephone:  212-504-8012
                                 Facsimile:  212-504-4991


                                      SCHEDULE A
                                   (Initial Deposit)

               Name                            Shares Deposited

          Sprout Capital VI, L.P.  Common Stock:                   101,456
                                   Warrants:                        61,644
                                   Series A Convertible
                                        Preferred Stock:         1,005,854
                                   Series A-1 Convertible
                                        Preferred Stock:           801,987
                                   Series BB Convertible
                                        Preferred Stock:           130,079
                                   Series C Convertible
                                        Preferred Stock:            19,480
                                   Series D Convertible
                                        Preferred Stock:            27,389

          Sprout Growth, L.P.      Common Stock:                    96,316
                                   Warrants:                        32,366
                                   Series A Convertible
                                        Preferred Stock:           694,664
                                   Series A-1 Convertible
                                        Preferred Stock:           553,869
                                   Series BB Convertible
                                        Preferred Stock:            89,857
                                   Series C Convertible
                                        Preferred Stock:            13,456

          Sprout Growth II, L.P.   Warrants:                       107,310
                                   Series D Convertible
                                        Preferred Stock:           198,699

          DLJ Venture Capital
               Fund II, L.P.       Common Stock:                     3,478
                                   Warrants:                         1,640
                                   Series A Convertible
                                        Preferred Stock:            34,780
                                   Series A-1 Convertible
                                        Preferred Stock:            27,953
                                   Series BB Convertible
                                        Preferred Stock:             4,540
                                   Series C Convertible
                                        Preferred Stock:               680

          DLJ Capital Corporation  Warrants:                        10,920
                                   Series D Convertible
                                        Preferred Stock:            20,223

          DLJ First ESC L.L.C.     Warrants:                           339
                                   Series D Convertible
                                        Preferred Stock:               633

          Donaldson, Lufkin &
            Jenrette Securities
            Corporation            Warrants:                        17,571
                                   Series D Convertible
                                        Preferred Stock:            32,597


                                      SCHEDULE B

                                 TRANSFER INSTRUCTIONS

          SPROUT CAPITAL VI, L.P.

               All payments shall be made by check mailed to:

                    Sprout Capital VI, L.P.
                    140 Broadway
                    New York, New York  10005
                    Attention:  Art Zuckerman

          SPROUT GROWTH, L.P.

               All payments shall be made by check mailed to:

                    Sprout Growth, L.P.
                    140 Broadway
                    New York, New York  10005
                    Attention:  Art Zuckerman

          SPROUT GROWTH II, L.P.

               All payments shall be made by check mailed to:

                    Sprout Growth II, L.P.
                    140 Broadway
                    New York, New York  10005
                    Attention:  Art Zuckerman

          DLJ VENTURE CAPITAL FUND II, L.P.

               All payments shall be made by check mailed to:

                    DLJ Venture Capital Fund II, L.P.
                    140 Broadway
                    New York, New York  10005
                    Attention:  Ed Poletti

          DLJ CAPITAL CORPORATION

               All payments shall be made by check mailed to:

                    DLJ Capital Corporation
                    140 Broadway
                    New York, New York  10005
                    Attention:  Ed Poletti

          DLJ FIRST ESC L.L.C

               All payments shall be made by check mailed to:

                    DLJ First ESC L.L.C.
                    140 Broadway
                    New York, New York  10005
                    Attention:  Ed Poletti

          DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

               All payments shall be made by check mailed to:

                    Donaldson, Lufkin & Jenrette Securities Corporation 140 Broadway
                    New York, New York  10005
                    Attention:  Ed Poletti